PRESS RELEASE

Plantronics Reports First Quarter Fiscal Year 2008 Results

Revenue Grows on Strong Office & Call Center and Bluetooth Mobile Demand; EPS Exceeds Guidance

FOR INFORMATION, CONTACT: Greg Klaben Vice President, Investor Relations (831) 458-7533	FOR IMMEDIATE RELEASE July 24, 2007

SANTA CRUZ, CA – July 24, 2007 - Plantronics, Inc., (NYSE: PLT) today announced first quarter fiscal 2008 net revenues of $206.5 million compared with $195.1 million in the first quarter of fiscal 2007.  Revenues were within our guidance of $205 to $210 million.  Plantronics' GAAP diluted earnings per share increased 24% to $0.31 in the first quarter compared with $0.25 in the first quarter of fiscal 2007.  Non-GAAP diluted earnings per share were $0.37 compared with $0.28 in the first quarter of fiscal 2007.  Earnings per share exceeded previously provided GAAP guidance of $0.20 to $0.23 and non-GAAP guidance of $0.26 to $0.29.  The difference between GAAP and non-GAAP earnings per share for the current period is the cost of equity-based compensation.

 “Our revenue performance during the first quarter of fiscal 2008 was driven by growth in our headset business, especially for office and contact center products.  Enterprise demand remained healthy and our new product offerings have been well received.  We also introduced a number of new mobile and consumer products targeting emerging opportunities such as music phones.  Our operating margin grew as a result of a better product mix and improved efficiencies throughout the Company,” stated Ken Kannappan, President & CEO of Plantronics.

“Our focus areas for fiscal 2008 and fiscal 2009 are to increase penetration in the office, upgrade existing customers with compelling new products, grow our Bluetooth market share while improving profitability, achieve a turnaround of the Audio Entertainment Group, and improve the overall profitability of the Company,” concluded Kannappan.

Audio Communications Group (ACG) Non-GAAP Results
(Office & Contact Center, Mobile, Computer, Clarity)

First quarter net revenues of $185.6 million were up 13.3% compared with $163.7 million in the year-ago quarter.  Revenue growth compared to the year-ago quarter was driven by demand for wireless products, with office wireless up over 20% from a year ago and mobile Bluetooth up 27% from the same period.  This growth was partially offset by slight declines in sales of computer and Clarity products.

Gross margin in Q1 FY08 was 46.6% compared with 43.3% in the year-ago quarter.  Among the factors contributing to a higher gross margin compared to Q1 FY07 were an improved product mix, higher production levels and better absorption of fixed costs which includes increased utilization of our China manufacturing plant, and cost reduction on our Bluetooth mobile and office wireless products.  Operating margin in Q1 FY08 was 17.7% compared with 13.7% in the year-ago quarter because gross margins were higher in Q1FY08 and operating expenses grew more slowly than revenues.

Audio Entertainment Group (AEG) Non-GAAP Results
(Altec Lansing)

First quarter net revenues of $20.9 million were down 33% from $31.3 million in the year-ago quarter.  This business is in a turnaround and requires a significant product refresh to be competitive.  We believe this will occur near the end of the next 18 months.  Some positive signs for AEG in Q1FY08 included initial sales of the iM600 for docking audio and announcements of the Upgrader Series of headphones and the PT Series of wireless digital surround sound speakers designed for flat panel TV’s.

Given the early stage of the product transition, the division’s gross margins declined as a result of product margin erosion among the older products as well as provisions for excess and obsolete inventory and lower revenues.  The gross margin in Q1 FY08 was negative 10.6% compared with 17.7% in the year-ago quarter.

Non-GAAP operating loss was $10.8 million in the quarter compared with an operating loss of $5.6 million in the same quarter of the prior year.

“Despite these results, we believe that a successful turnaround of the business is possible when we refresh the product offering and establish systems to introduce successful new AEG products thereafter at regular intervals.  We expect sales to rebound and the targeted range of profitability to be restored within the next two years,” stated Kannappan.

 PLANTRONICS, INC. / 345 Encinal Street / P.O. Box 1802 / Santa Cruz, California 95061-1802
831-426-6060 / Fax 831-426-6098

Business Outlook

The following statements are based on current expectations.  Many of these statements are forward-looking, and actual results may differ materially.

We have a “book and ship” business model whereby we ship most orders to our customers within 48 hours of our receipt of those orders, and we thus cannot rely on the level of backlog to provide visibility into potential future revenues.  The September quarter tends to be characterized by a slowdown in incoming purchase orders during July which intensifies in August, but historically picks up strongly after Labor Day.  This pattern tends to be particularly true in our highest margin office and contact center business.  This trend has begun to manifest itself in the current quarter, and we need the historical pick up in September to recur to achieve the revenue levels we are forecasting.  Our business is inherently difficult to forecast, and there can be no assurance that the incoming orders we expect to receive over the balance of the quarter will materialize.

We are currently expecting revenues for AEG to increase sequentially and for the operating losses to be somewhat lower than the first quarter, but higher than Q2 last year.  Subject to the foregoing, we are currently expecting the following financial results for the second quarter of fiscal 2008:

•	Net revenues for the second quarter of fiscal 2008 to be in the range of $206 - $212 million;

•	Non-GAAP consolidated tax rate to be approximately 24%;

•	The EPS cost of equity compensation pursuant to FAS 123(R) to be approximately $0.05 - $0.06;

•	Non-GAAP earnings per share for the second quarter of fiscal 2008 to be in the range of $0.30 - $0.35; and

•	GAAP earnings per share of approximately $0.25 to $0.29.

Plantronics does not intend to update these targets during the quarter or to report on its progress toward these targets.  Plantronics will not comment on these targets to analysts or investors except by its next press release announcing its second quarter fiscal year 2008 results or by other public disclosure.  Any statements by persons outside Plantronics speculating on the progress of the second quarter of the fiscal year will not be based on internal Company information and should be assessed accordingly by investors.  The statements do not reflect the potential impact of any mergers or acquisitions that may be completed after the date of this release.

Conference Call Scheduled to Discuss Financial Results

Plantronics has scheduled a conference call to discuss the contents of this release.  The conference call will take place today, Tuesday, July 24 at 2:00 PM (PDT). All interested investors and potential investors in Plantronics stock are invited to participate. To listen to the call, please dial in five to ten minutes prior to the scheduled starting time and refer to the "Plantronics Conference Call."  Participants from North America should call (888) 301-8736 and other participants should call (706) 634-7260.

A replay of the call with the conference ID #2594540 will be available for 72 hours at (800) 642-1687 for callers from North America and at (706) 645-9291 for all other callers. The conference call will also be simultaneously web cast at www.plantronics.com under Investor Relations.

Use of Non-GAAP Financial Information

Plantronics excludes stock-based compensation related to stock options and employee stock purchases from: non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP operating income, non-GAAP operating margin and non-GAAP effective tax rate.  Plantronics excludes these expenses from its non-GAAP measures primarily because they are non-cash expenses that Plantronics does not believe are reflective of ongoing operating results.  The Company believes that the use of non-GAAP financial measures provide meaningful supplemental information regarding its performance and liquidity. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing the Company’s performance and when planning, forecasting and analyzing future periods.

PLANTRONICS, INC. / 345 Encinal Street / P.O. Box 1802 / Santa Cruz, California 95061-1802
831-426-6060 / Fax 831-426-6098

SAFE HARBOR

This release contains forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Specific forward-looking statements include our belief that a successful turnaround of our AEG business can be achieved with a refreshed product offering within the next 18 months, including a rebound in sales with a goal of approaching the range of AEG’s target operating model within the next two years, and our estimates of net revenues, margins, operating expenses, tax rate and earnings for the second quarter of fiscal 2008.  These forward-looking statements involve a number of risks and uncertainties, and are based on current information and management judgment.

Among the factors that could cause actual results to differ materially from those projected are:

•	Our operating results are difficult to predict;
•	The ability to achieve the turnaround of AEG is uncertain because:
•	it is dependent upon our ability to more effectively research and implement features in our AEG products that consumers want and are willing to purchase;
•	we must be able to meet the market windows for these products;
•	we must be able to retain or obtain the shelf space for these products in our sales channel; and
•	we must retain or improve the brand recognition associated with the Altec Lansing brand during the turnaround;
•	Failure to achieve any of these objectives may adversely affect our financial results;
•
We have significant intangible assets and goodwill recorded on our balance sheet.  If the carrying value of our intangible assets and goodwill is not recoverable, an impairment loss must be recognized which would adversely affect our financial results;

•
The market for our products is characterized by rapidly changing technology, short product life cycles, and frequent new product introductions, and we may not be able to develop, manufacture or market new products in response to changing customer requirements and new technologies;

•	The actions of existing and/or new competitors, especially with regard to pricing and promotional programs;
•	Product mix is difficult to estimate and standard margin varies considerably by product;
•
Failure to match production to demand given long lead times and the difficulty of forecasting unit volumes and acquiring the component parts to meet demand without having excess inventory or incurring cancellation charges;

•	The inability to successfully develop, manufacture and market new products and achieve volume shipment schedules to meet demand;
•	A softening of the level of market demand for our products;
•	Variations in sales and profits in higher tax, as compared to lower tax, jurisdictions;
•	Fluctuations in foreign exchange rates;
•
Class action lawsuits are being brought against us and other Bluetooth headset manufacturers claiming “noise induced hearing loss”.  While we believe these suits are without merit, the costs to defend against them could be high and the results of litigation are not predictable in any event;

•	Changes in the regulatory environment either as to headsets directly or as to the products, such as mobile phones, with which our products are used;
•
Additional risk factors include: changes in the timing and size of orders from our customers, price erosion, increased requirements from retail customers for marketing and advertising funding, interruption in the supply of sole-sourced critical components, continuity of component supply at costs consistent with our plans, failure of our distribution channels to operate as we expect, failure to develop products that keep pace with technological changes, the inherent risks of our substantial foreign operations, problems which might affect our manufacturing facilities in Mexico or in China, and the loss of the services of key executives and employees.

For more information concerning these and other possible risks, please refer to the Company's Annual Report on Form 10-K filed May 29, 2007, quarterly reports filed on Form 10-Q and other filings with the Securities and Exchange Commission as well as recent press releases. These filings can be accessed over the Internet at http://www.sec.gov/edgar/searchedgar/companysearch.html

PLANTRONICS, INC. / 345 Encinal Street / P.O. Box 1802 / Santa Cruz, California 95061-1802
831-426-6060 / Fax 831-426-6098

Financial Summaries

The following related charts are provided:
•	Summary Unaudited Condensed Consolidated Financial Statements
•	Summary Unaudited Condensed Statements of Operations by Segment
•	Unaudited GAAP to Non-GAAP Statements of Operations Reconciliation for Plantronics, Inc.
•	Unaudited GAAP to Non-GAAP Statements of Operations Reconciliations by Segment
•	Summary Unaudited Statements of Operations and Related Data

About Plantronics

In 1969, a Plantronics headset carried the historic first words from the moon: “That’s one small step for man, one giant leap for mankind.”  Since then, Plantronics has become the headset of choice for mission-critical applications such as air traffic control, 911 dispatch, and the New York Stock Exchange.  Today, this history of Sound Innovation® is the basis for every product we build for the office, contact center, personal mobile, entertainment and residential markets. The Plantronics family of brands includes Plantronics, Altec Lansing, Clarity, and Volume Logic. For more information, go to www.plantronics.com or call (800) 544-4660.

Altec Lansing, Clarity, Plantronics, Sound Innovation, and Volume Logic are trademarks or registered trademarks of Plantronics, Inc. All other trademarks are the property of their respective owners.

###

PLANTRONICS, INC. / 345 Encinal Street / P.O. Box 1802 / Santa Cruz, California 95061-1802
831-426-6060 / Fax 831-426-6098

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
	Three Months Ended
	June 30,	June 30,
	2006	2007

Net revenues	$195,069	$206,495
Cost of revenues	119,470	122,949
Gross profit	75,599	83,546
Gross profit %	38.8%	40.5%

Research, development and engineering	18,659	19,488
Selling, general and administrative	44,453	46,111
Gain on sale of land	(2,637)	-
Total operating expenses	60,475	65,599
Operating income	15,124	17,947
Operating income %	7.8%	8.7%

Interest and other income (expense), net	985	1,334
Income before income taxes	16,109	19,281
Income tax expense	3,818	4,306
Net income	$12,291	$14,975

% of net revenues	6.3%	7.3%

Diluted earnings per common share	$0.25	$0.31
Shares used in diluted per share calculations	48,268	48,681

Tax rate	23.7%	22.3%

UNAUDITED CONSOLIDATED BALANCE SHEETS
	March 31,	June 30,
	2007	2007
ASSETS
Cash and cash equivalents	$94,131	$97,093
Short-term investments	9,234	13,334
Total cash, cash equivalents, and
short-term investments	103,365	110,427
Accounts receivable, net	113,758	121,705
Inventory	126,605	136,253
Deferred income taxes	12,659	12,874
Other current assets	18,474	18,538
Total current assets	374,861	399,797
Property, plant and equipment, net	97,259	98,653
Intangibles, net	100,120	98,080
Goodwill	72,825	72,825
Other assets	6,239	5,923
	$651,304	$675,278
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$49,956	$46,922
Accrued liabilities	54,025	58,858
Income taxes payable	12,476	3,847
Total current liabilities	116,457	109,627
Deferred tax liability	37,344	34,746
Long-term liability	696	15,068
Total liabilities	154,497	159,441
Stockholders' equity	496,807	515,837
	$651,304	$675,278

AUDIO COMMUNICATIONS GROUP
SUMMARY CONDENSED FINANCIAL STATEMENTS
(in thousands)

UNAUDITED STATEMENTS OF OPERATIONS
	Three Months Ended
	June 30,	June 30,
	2006	2007

Net revenues	$163,737	$185,572
Cost of revenues	93,664	99,796
Gross profit	70,073	85,776
Gross profit %	42.8%	46.2%

Research, development and engineering	16,018	16,784
Selling, general and administrative	35,875	40,006
Gain on sale of land	(2,637)	-
Total operating expenses	49,256	56,790
Operating income	$20,817	$28,986
Operating income %	12.7%	15.6%

AUDIO ENTERTAINMENT GROUP
SUMMARY CONDENSED FINANCIAL STATEMENTS
(in thousands)

UNAUDITED STATEMENTS OF OPERATIONS
	Three Months Ended
	June 30,	June 30,
	2006	2007

Net revenues	$31,332	$20,923
Cost of revenues	25,806	23,153
Gross profit (loss)	5,526	(2,230)
Gross profit (loss) %	17.6%	(10.7)%

Research, development and engineering	2,641	2,704
Selling, general and administrative	8,578	6,105
Total operating expenses	11,219	8,809
Operating loss	$(5,693)	$(11,039)
Operating loss %	(18.2)%	(52.8)%

PLANTRONICS, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION
(in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
	Three Months Ended			Three Months Ended
	June 30, 2006			June 30, 2007
	GAAP	Excluded (1), (2)	Non-GAAP	GAAP	Excluded (1)	Non-GAAP

Net revenues	$195,069	$-	$195,069	$206,495	$-	$206,495
Cost of revenues	119,470	(789)	118,681	122,949	(641)	122,308
Gross profit	75,599	789	76,388	83,546	641	84,187
Gross profit %	38.8%		39.2%	40.5%		40.8%

Research, development and engineering	18,659	(1,026)	17,633	19,488	(928)	18,560
Selling, general and administrative	44,453	(2,621)	41,832	46,111	(2,544)	43,567
Gain on sale of land	(2,637)	2,637	-	-	-	-
Total operating expenses	60,475	(1,010)	59,465	65,599	(3,472)	62,127
Operating income	15,124	1,799	16,923	17,947	4,113	22,060
Operating income %	7.8%		8.7%	8.7%		10.7%

Interest and other income (expense), net	985	-	985	1,334	-	1,334
Income before income taxes	16,109	1,799	17,908	19,281	4,113	23,394
Income tax expense	3,818	443	4,261	4,306	1,309	5,615
Net income	$12,291	$1,356	$13,647	$14,975	$2,804	$17,779

% of net revenues	6.3%		7.0%	7.3%		8.6%

Diluted earnings per common share	$0.25	$0.03	$0.28	$0.31	$0.06	$0.37
Shares used in diluted per share calculations	48,268	48,268	48,268	48,681	48,681	48,681

AUDIO COMMUNICATIONS GROUP
UNAUDITED GAAP TO NON-GAAP RECONCILIATION
(in thousands)

UNAUDITED STATEMENTS OF OPERATIONS
	Three Months Ended			Three Months Ended
	June 30, 2006			June 30, 2007
	GAAP	Excluded (1), (2)	Non-GAAP	GAAP	Excluded (1)	Non-GAAP

Net revenues	$163,737	$-	$163,737	$185,572	$-	$185,572
Cost of revenues	93,664	(781)	92,883	99,796	(623)	99,173
Gross profit	70,073	781	70,854	85,776	623	86,399
Gross profit %	42.8%		43.3%	46.2%		46.6%

Research, development and engineering	16,018	(998)	15,020	16,784	(893)	15,891
Selling, general and administrative	35,875	(2,518)	33,357	40,006	(2,348)	37,658
Gain on sale of land	(2,637)	2,637	-	-	-	-
Total operating expenses	49,256	1,639	48,377	56,790	(3,241)	53,549
Operating income	$20,817	$(858)	$22,477	$28,986	$3,864	$32,850
Operating income %	12.7%		13.7%	15.6%		17.7%

AUDIO ENTERTAINMENT GROUP
UNAUDITED GAAP TO NON-GAAP RECONCILIATION
(in thousands)

UNAUDITED STATEMENTS OF OPERATIONS
	Three Months Ended			Three Months Ended
	June 30, 2006			June 30, 2007
	GAAP	Excluded (1)	Non-GAAP	GAAP	Excluded (1)	Non-GAAP

Net revenues	$31,332	$-	$31,332	$20,923	$-	$20,923
Cost of revenues	25,806	(8)	25,798	23,153	(18)	23,135
Gross profit (loss)	5,526	8	5,534	(2,230)	18	(2,212)
Gross profit (loss) %	17.6%		17.7%	(10.7)%		(10.6)%

Research, development and engineering	2,641	(28)	2,613	2,704	(35)	2,669
Selling, general and administrative	8,578	(103)	8,475	6,105	(196)	5,909
Total operating expenses	11,219	(131)	11,088	8,809	(231)	8,578
Operating loss	$(5,693)	$139	$(5,554)	$(11,039)	$249	$(10,790)
Operating loss %	(18.2)%		(17.7)%	(52.8)%		(51.6)%

(1) Excludes stock-based compensation.
(2) Excludes gain on sale of land.

Use of Non-GAAP Financial Information
To supplement our consolidated financial statements presented on a GAAP basis, Plantronics uses non-GAAP measures of operating results, which are adjusted to exclude the impact of all stock-based compensation charges under FAS 123R and the gain on sale of land, which Plantronics considers non-recurring transactions. At the segment level, we have presented non-GAAP statements that only show our results to the operating income line.  On a consolidated basis, we have presented full non-GAAP statement of operations. The non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and the reconciliations to those financial statements should be carefully evaluated.  The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Summary of Unaudited Statements of Operations and Related Data (1)

	Q107	Q207	Q307	Q407	FY07	Q108
Net revenues	$195,069	$194,934	$215,435	$194,716	$800,154	$206,495
Cost of revenues	118,681	117,357	133,855	117,738	487,631	122,308
Gross profit	76,388	77,577	81,580	76,978	312,523	84,187
Gross profit %	39.2%	39.8%	37.9%	39.5%	39.1%	40.8%

Research, development and engineering	17,633	16,055	16,902	17,470	68,060	18,560
Selling, general and administrative	41,832	41,570	43,619	44,911	171,932	43,567
Operating expenses	59,465	57,625	60,521	62,381	239,992	62,127

Operating income	16,923	19,952	21,059	14,597	72,531	22,060
Operating income %	8.7%	10.2%	9.8%	7.5%	9.1%	10.7%

Income before income taxes	17,908	20,219	22,552	15,941	76,620	23,394
Income tax expense	4,261	5,049	4,479	2,507	16,296	5,615
Income tax expense as a percent
of income before taxes	23.8%	25.0%	19.9%	15.7%	21.3%	24.0%

Net income	$13,647	$15,170	$18,073	$13,434	$60,324	$17,779
Diluted shares outstanding	48,268	47,626	47,922	48,218	48,020	48,681
EPS	$0.28	$0.32	$0.38	$0.28	$1.26	$0.37

Net revenues from unaffiliated customers:
Audio Communication Group
Office and Contact center	$114,267	$115,813	$118,280	$126,964	$475,324	$132,205
Mobile	35,806	33,199	43,080	34,774	146,859	41,238
Gaming and Computer	7,289	7,727	8,364	6,782	30,162	6,485
Other specialty products	6,375	6,294	6,787	4,713	24,169	5,644
Audio Entertainment Group	31,332	31,900	38,924	21,483	123,640	20,923

Net revenues by geographic area
from unaffiliated customers:
Domestic	$126,900	$122,782	$126,178	$115,846	$491,706	$131,295
International	68,169	72,152	89,257	78,870	308,448	75,200

Balance Sheet accounts and metrics:
Accounts receivable, net	$121,702	$118,646	$131,735	$113,758	$113,758	$121,705
Days sales outstanding	56	55	55	53		53
Inventory, net	$135,979	$139,426	$134,263	$126,605	$126,605	$136,253
Inventory turns	3.5	3.4	4.0	3.8		3.6

(1) Non-GAAP.